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                                                                     EXHIBIT 21
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SUBSIDIARIES OF THE REGISTRANT
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     The following lists the subsidiaries of the registrant and the state of incorporation of each:

                     NAME                               INCORPORATED

     1)  The Cortland Savings and Banking Company           Ohio

     2)  New Resources Leasing Company                      Ohio


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